SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 12, 2003

DENDRITE INTERNATIONAL, INC.

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(Exact Name of Registrant as Specified in Charter)

New Jersey	0-26138	22-2786386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Mount Kemble Avenue, Morristown, New Jersey	07960-6767
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(973) 425-1200

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release of Dendrite International, Inc., dated August 12, 2003.

Item 12.   Results of Operations and Financial Condition.

Attached and incorporated herein by reference and being furnished hereby as Exhibit 99.1 is a copy of a press release of Dendrite International, Inc. (“Dendrite”) dated August 12, 2003, reporting Dendrite’s financial results for the second quarter of 2003.

The discussion of Dendrite’s historical results and outlook for future results include, and where indicated exclude, the impact of items related to Dendrite’s June 16, 2003 acquisition of Synavant, Inc. (“Synavant”). These items primarily relate to operational earnings, revenue and other financial and operational contributions from Synavant, foreign tax valuation adjustments, and other acquisition-related items in connection with the Synavant acquisition, as well as amortization of definite lived intangibles arising from Dendrite’s Synavant and SAI acquisitions. Such information is supplemental to information presented in accordance with generally accepted accounting principles (GAAP) and is not intended to represent a presentation in accordance with GAAP.

Acquisition-related items include the impact of the Synavant operating results during the quarter, the amortization of definite lived intangibles for both the Synavant and SAI acquisitions, Synavant integration-related costs, as well as the foreign tax valuation adjustment. Dendrite believes that by excluding the impact of these acquisition-related items, it provides investors with a better view of the historic operating performance of Dendrite’s business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2003	DENDRITE INTERNATIONAL, INC. By: KATHLEEN E. DONOVAN —————————————— Name: Kathleen E. Donovan Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Dendrite International, Inc., dated August 12, 2003.